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                                                                Exhibit 10.16

                              JOINT VENTURE AGREEMENT


                                   by and between



                                   SOFTBANK CORP.



                                        and



                                 INSWEB CORPORATION



                                  December 15, 1998

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                              JOINT VENTURE AGREEMENT


     This JOINT VENTURE AGREEMENT ("Agreement") is made as of December 15, 1998, by and between INSWEB CORPORATION, a Delaware corporation ("INSWEB'), and SOFTBANK CORP., a Japanese corporation ("SOFTBANK"). INSWEB and SOFTBANK are hereunder also referred to collectively as the "Parties" and individually as a "Party."

                                      RECITALS

     A. SOFTBANK is a leading provider of information and distribution services in Japan and worldwide as infrastructure for the digital information industry.

     B. INSWEB is an electronic commerce company that serves consumers and the insurance industry by providing a comprehensive Internet insurance marketplace in which, by accessing an online site, consumers can identify appropriate insurance providers and insurance companies can identify interested consumers.

     C. The Parties desire to form a joint venture to provide such an online marketplace for consumers in Japan and the Republic of South Korea on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

                                     AGREEMENT

1.   DEFINITIONS

     1.1  "ADDITIONAL PARTY" is defined in Section 3.5.

     1.2 "AFFILIATE" means any Person: (a) that is controlled by, controls, or is under common control with a Party (collectively, a "CONTROLLED PERSON"); or
(b) that is controlled by, controls, or is under common control with any such Controlled Person, in each case for so long as such control continues; PROVIDED, HOWEVER, that Affiliates of a Party shall include Persons in which such Party owns, directly or indirectly, at least 30 percent (30%) of the outstanding voting shares, regardless of whether such control actually exists. For purposes of this definition and the definition of Fund in Section 1.21, "CONTROL" shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or other ownership interests, by contract or otherwise).

     1.3 "ANNUAL PLAN" means a business operations plan detailing the Company's goals and procedures for personnel, technical, financial, administrative and marketing activities for the Company's next succeeding fiscal year, as approved each year and revised from time to time by the Board.

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     1.4  "APPLICABLE LAW" means, as to any Person, any statute law, rule, regulation, directive, treaty, judgment, order, decree or injunction of any Governmental Authority that is applicable to or binding upon such Person or any of its properties.

     1.5 "ARTICLES" means the articles of incorporation of the Company in the form of attached Exhibit 1.5. as amended from time to time.

     1.6  "BOARD" means the board of directors of the Company.

     1.7 "BUSINESS" means the Company's business of providing an online insurance marketplace for consumers and the insurance industry in Japan and the Republic of South Korea.

     1.8 "BUSINESS DAY" means a day on which commercial banks in California and Japan are generally open to conduct their regular banking business.

     1.9  "CLOSING DATE" is defined in Section 3.2(a).

     1.10 "COMMERCIAL CODE" means the Commercial Code of Japan, as amended and in effect from time to time.

     1.11 "COMMON STOCK" means common stock of the Company as authorized by the Articles.

     1.12 "COMPANY" is defined in Section 3.1.

     1.13 "COMPANY INTEREST" means, as to any Person, the percentage interest represented by the Securities then held by such Person divided by all then outstanding Securities (on an as converted to Common Stock basis).

     1.14 "CONFIDENTIAL INFORMATION" is defined in Section 5.2(a).

     1.15 "CONSULTING SERVICES AGREEMENT" means the Consulting Services Agreement to be entered into between SOFTBANK and the Company on the Closing Date in the form of attached Exhibit 1.15, as amended from time to time.

     1.16 "CORPORATE AUDITOR" means a corporate auditor (KANSA-YAKU) of the Company with the powers and duties as specified in the Commercial Code.

     1.17 "DIRECTOR". means a director of the Company with the powers and duties as specified in the Commercial Code and the Articles.

     1.18 "DISCLOSING PARTY" is defined in Section 5.2(a).

     1.19 "EFFECTIVE DATE" means the date of this Agreement.

     1.20 "ESTABLISHMENT DATE" is defined in Section 3.1.

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     1.21 "FUND" means any investment fund controlled by SOFTBANK or any
SOFTBANK Affiliate.

     1.22 "GOVERNMENTAL AUTHORITY" means any domestic or foreign govemment, governmental authority, court, tribunal, agency or other regulatory, administrative or judicial agency, commission or organization, and any subdivision branch or department of any of the foregoing.

     1.23 "INTEL" is defined in Section 3.5.

     1.24 "J&H" is defined in Section 3.5.

     1.25 "LAUNCH DATE" is defined in Section 3.1.

     1.26 "LICENSE AGREEMENT" means the License Agreement to be entered into between INSWEB and the Company on the Closing Date in the form of attached
EXHIBIT 1.26, as amended from time to time.

     1.27 "LOAN" is defined in Section 3.2(b).

     1.28 "PARTNERS" means such Persons as SOFTBANK deems strategically important to the success of the Company and proposes to include in the SOFTBANK Group pursuant to Section 3.2(a).

     1.29 "PARTY" and "PARTIES" are defined in the opening paragraph of this Agreement and shall include any Additional Party acquiring Securities pursuant to Section 3.5.

     1.30 "PERSON" means a natural individual, Governmental Authority, partnership, firm, corporation, or other business association.

     1.31 "PRESIDENT" means the president of the Company with the powers and duties as specified in the Articles and the Commercial Code.

     1.32 "PROMISSORY NOTE" means the promissory note to be made by INSWEB in favor of SOFTBANK on the Closing Date in the form of attached EXHIBIT 1.32, as amended or replaced from time to time.

     1.33 "RECEIVING PARTY" is defined in Section 5.2(a).

     1.34 "SB FINANCE" means SOFTBANK Finance Corporation, a to-be-formed wholly-owned Japanese subsidiary of SOFTBANK.

     1.35 "SECURITIES" means all outstanding shares of Common Stock, and any other equity securities of the Company or instruments exercisable for or convertible into Common Stock.

     1.36 "SOFTBANK GROUP" is defined in Section 3.2(a).

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     1.37 "SPECIAL EXCEPTIONS LAW" means the law pertaining to Special
Exceptions to the Commercial Code concerning Auditors of Companies (KABUSHIKI KAISHA).

     1.38 "STOCK PURCHASE AGREEMENT" means a Series D Preferred Stock Purchase Agreement between SOFTBANK (or a SOFTBANK Affiliate) and INSWEB in the form of attached EXHIBIT 1.38, as amended from time to time.

     1.39 "TERM"is defined in Section 7.1.

     1.40 "TRANSACTION DOCUMENTS" means this Agreement, the Articles, the License Agreement, the Consulting Services Agreement and the Promissory Note.

     1.41 "TRANSFERRED SHARES" is defined in Section 3.2(a).

2.   PURPOSE OF JOINT VENTURE

     The Parties hereby associate themselves in a joint venture relationship which shall have as its principal purpose the establishment and development of the Business, including, specifically, the development, implementation and marketing of an online marketplace in Japan where consumers may express an interest in purchasing particular types of insurance and the insurance companies may identify such interested consumers and provide such consumers with online pricing and other information, and all activities ancillary thereto. For the avoidance of doubt, such ancillary activities may include providing for third parties, under alternative "private label," joint-branding, or similar arrangements, some of all of the services provided as part of the online marketplace from time to time. The Parties acknowledge, however, their mutual intent to extend the Business to the Republic of South Korea subject to regulatory and strategic requirements.

3.   ESTABLISHMENT AND CAPITALIZATION OF THE COMPANY

     3.1 ESTABLISHMENT. The Parties agree that the joint venture contemplated by this Agreement shall be carried out exclusively through a newly-formed Japanese KABUSHIKI KAISHA initially established by SOFTBANK (the "COMPANY"). The Company's corporate name shall be "INSWEB KABUSHIKI KAISHA" in Japanese and "INSWEB Japan K.K." in English. The Parties shall use commercially reasonable efforts to cause (a) the Establishment Date to occur on or before December 31, 1998 and (b) the Launch Date to occur on or before March 31, 2000. For the purposes of this Agreement, "ESTABLISHMENT DATE" means the date on which the Company is established in accordance with the Commercial Code and "LAUNCH DATE" means the date on which the Company commences' commercial operations.

     3.2  CAPITALIZATION.

          (a) INITIAL CAPITALIZATION. The Company shall, as of the Establishment Date, have authorized capital stock consisting of one class of shares designated as Common Stock with the rights set forth in the Articles. The Articles shall initially provide for 48,000 authorized shares of Common Stock with par value of Y50,000 per share. At least six (6) Business Days

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prior to the Closing Date, SOFTBANK shall notify INSWEB in writing of the
SOFTBANK Affiliates, Funds and Partners which SOFTBANK proposes to include among the initial SOFTBANK shareholders of , the Company, and such Affiliates Funds and Partners to whom INSWEB does not reasonably object in writing at least three (3) Business Days prior to the Closing Date (the "SOFTBANK Group") shall become shareholders of the Company. The Company's initial equity shall be funded as follows:

               (i) SOFTBANK INITIAL SUBSCRIPTION. On the Business Day immediately following the Establishment Date, SOFTBANK shall subscribe for 12,000 shares of Common Stock, representing a one hundred percent (100%) Company Interest, for an aggregate purchase price of Y600,000,000.

               (ii) INSWEB AND SOFTBANK GROUP PURCHASES. On a date within fifteen (15) days after the Establishment Date mutually agreed by the Parties (the "Closing Date"), SOFTBANK shall (x) sell to INSWEB, and INSWEB shall purchase from SOFTBANK, 4,800 shares of Common Stock representing a forty-percent (40%) Company Interest (the "Transferred Shares") for an aggregate purchase price of Y240,000,000 and (y) sell to the members of the SOFTBANK Group (other than SOFTBANK) up to 7,200 shares of Common Stock, subject in each case to the SOFTBANK Group member agreeing in writing on or prior to the Closing Date to be bound by the terms hereof SOFTBANK covenants that at all times through the Closing Date, SOFTBANK shall own the Transferred Shares beneficially and of record, free and clear of all liens, encumbrances and other adverse claims.

          (b) LOAN. In order to fund INSWEB's purchase of Common Stock pursuant to this Section 3.2, SOFTBANK hereby agrees to make a loan to INSWEB on the Closing Date in the amount of Y240,000,000 (the "LOAN"), and INSWEB hereby agrees to borrow from and repay to SOFTBANK the Loan. The Loan shall be subject to INSWEB's prior execution and delivery to SOFTBANK of the Promissory Note and the terms of INSWEB's repayment of the Loan shall be governed thereby. INSWEB hereby agrees that (i) the Loan shall be used solely to find INSWEB's purchase of Common Stock pursuant to this Section 3.2 and (ii) on the Closing Date, SOFTBANK may retain the proceeds of the Loan as payment for such purchase.

          (c) CERTAIN DELIVERIES. On or before the Closing Date, and as a condition to the purchase and sale of the Transferred Shares and the funding of the Loan:

               (i)   the Establishment Date shall have occurred;

               (ii) SOFTBANK shall have executed and delivered the Consulting Services Agreement to the Company;

               (iii) SOFTBANK shall have caused the Company to (A) execute and deliver the license Agreement to INSWEB, (B) execute and deliver the Consulting Services Agreement to SOFTBANK and (C) execute and deliver to each Party its written acknowledgment of, and agreement to abide by the terms of, this Agreement;

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               (iv)  INSWEB shall have (A) executed and delivered the License
Agreement to the Company and (B) executed and delivered the Promissory Note to SOFTBANK;

               (v) each Party shall have received one original of each of the fully executed Transaction Documents; and

               (vi) INSWEB and SOFTBANK (or one of SOFTBANK's Affiliates) shall have executed and delivered the Stock Purchase Agreement and the "Closing" thereunder (and as defined therein) shall have occurred.

In connection with the foregoing, INSWEB and SOFTBANK shall use their best efforts to cause the Closing under the Stock Purchase Agreement to occur on, or within (30) days after, the Effective Date hereunder.

          (d) DELIVERY OF SHARE CERTIFICATES. On or promptly after the Closing Date, SOFTBANK shall cause the Company to issue and deliver to the members of the SOFTBANK Group and to INSWEB share certificates representing the shares of Common Stock purchased pursuant to this Section 3.2.

     3.3  PREEMPTIVE RIGHTS; FINANCIAL ASSISTANCE.

          (a) PREEMPTIVE RIGHTS. Each Party shall at all times have a preemptive right to purchase a pro rata portion (equal to such Party's then current Company Interest) of any new issuances of Common Stock or other Securities (other than issuances pursuant to an incentive stock option plan established pursuant to Section 3.4 or an initial public offering of Securities). The Company agrees to notify each Party in writing of any proposed new issuance of Securities to which such preemptive rights apply. Each Party shall notify each other Party and the Company, within ten (10) Business Days after receipt of such notice, of its decision to participate in any proposed new issuance of Securities (failure to so respond during such period constituting an election not to participate). In the event that a Party elects not to subscribe for such Party's full pro rata share of any newly issued Securities, each other Party shall be entitled to purchase its pro rata portion of any unsubscribed Securities and the non-subscribing Party shall vote its Securities to effectuate the proposed issuance. All new issuances of shares of Common Stock pursuant to this Section 3.3 shall be made at a price equal to or greater than par. The preemptive rights granted pursuant to this Section 3.3(a) shall cease to be of any further force or effect upon the closing date of an initial public offering of securities of the Company.

          (b) FINANCIAL ASSISTANCE. The Board may, by written notice to the Parties pursuant to the terms of this Agreement, call for the Parties to provide additional financial assistance to the Company, including in the form of credit support or loans, and, in such event, each Party shall make such financial assistance available to the Company pro rata in accordance with its respective Company Interest.

     3.4 INCENTIVE STOCK OPTION PLAN. The Parties agree that an incentive stock option plan providing for reasonable grants of incentive stock options to the employees of the Company,

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INSWEB and  SOFTBANK would be beneficial to the Company, and agree to cooperate in good faith with a view towards establishing such a plan within twelve (12) months after the Closing Date on terms mutually agreed by the Parties. The Securities allocated to an incentive stock option plan shall not, initially, represent more than a ten percent (10%) Company Interest. Any Securities allocated to an incentive stock option plan shall be newly issued and, accordingly, shall dilute the Parties' respective Company Interests on a pro rata basis.

     3.5 ADDITIONAL PARTIES. The Parties further agree that adding additional strategic investors with expertise in the insurance industry or in technologies relevant to INSWEB's business would be beneficial to the Company and therefore agree that during the three (3) month period commencing on the Effective Date
(a) INSWEB may, at its option, invite J&H March & McLennan ("J&H") to acquire a Company Interest of up to fifteen percent (15%) and (b) SOFTBANK may at its option, invite Intel Corporation ("INTEL") to acquire a Company Interest of one percent (1%) in each case at a price equal to Y50,000 per share (J&H and Intel, each an "Additional Party," and, collectively, the "Additional Parties"). In the case of J&H, the initial three percent (3%) of such Company Interest shall be acquired from SOFTBANK (or, at SOFTBANK's election, another member of the SOFTBANK Group) and the balance, if any, of such Company Interest shall be acquired from INSWEB. In the case of Intel, the one percent (1%) Company Interest shall be acquired from SOFTBANK (or, at SOFTBANK's election, another member of the SOFTBANK Group). INSWEB or SOFTBANK may exercise such right with respect to its Invited Additional Party by delivering written notice of such election to the other Party and the Company, within three (3) months after the Effective Date, (1) stating that such notice constitutes an election under this
Section 3.5, (2) setting forth the number of shares to be acquired by the Additional Party up to the respective Company Interests set forth above, and
(3) duly executed by INSWEB or SOFTBANK, as applicable. Upon any such election, the Parties shall cooperate in all actions necessary and appropriate to promptly effect the purchases and sales described in the notice, including, without limitation, the execution of all reasonably necessary or advisable documentation and the acquisition of all required approvals and consents from, and the making of all required applications, notifications and filings to or with, relevant Governmental Authorities. Any sale of Securities hereunder shall be subject in each case to each purchaser's prior written agreement to be bound by the terms of this Agreement. In addition, INSWEB hereby agrees that, upon the closing of any sale of Securities by INSWEB to an Additional Party hereunder, INSWEB shall pay to SOFTBANK the entire amount of the proceeds to INSWEB of such sale as a partial prepayment of the outstanding principal amount of the Promissory Note.

     3.6 SOFTBANK GROUP COMPANY INTEREST. The Parties agree to implement the Company's capital structure and the terms of this Agreement so that the SOFTBANK Group's Company Interest (on a fully diluted basis taking into account any shares reserved for issuance pursuant to any incentive stock option plan) shall, at all times during the Term, including following the Company's initial public offering, be not less than forty percent (40%).

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4.   OPERATION AND MANAGEMENT OF THE COMPANY

     4.1 OPERATION OF THE COMPANY. Each Party agrees to take all actions necessary to ensure that the Company shall be operated in accordance with the terms of this Agreement and the other Transaction Documents, including, without limitation to vote all Securities held by it (and to cause all Securities held by its permitted transferees under Section 8 (and in the case of SOFTBANK, all other members of the SOFTBANK Group) to be voted) to effect the terms hereof.

     4.2 BOARD OF DIRECTORS. The Company will be managed by the Board in accordance with the terms of this Agreement and Applicable Law. The Board shall initially consist of five (5) Directors, three (3) of whom shall be appointed by SOFTBANK and two (2) of whom shall be appointed by INSWEB. If INSWEB's Company Interest at any time decreases to less than twenty-five percent (25%), the Parties shall cause the Board constituency to be adjusted within (30) Business Days of such d e so that only one (1) Director is appointed by INSWEB.

     4.3 REMOVAL; REAPPOINTMENT OF DIRECTORS. Any Director may be removed for cause in accordance with Applicable Law. In addition, each Party having the right to appoint a Director pursuant to this Section 4 shall also have the right, in its sole discretion, to remove such Director at any time, effective upon delivery of witten notice to the Company, the Director to be removed and to the other Party. In the case of a vacancy in the office of a Director for any reason (including removal pursuant to the preceding sentence), the vacancy shall be filled by the Party that appointed the Director in question.

     4.4 BOARD MEETINGS. The President shall have the authority to convene Board meetings, including the authority to specify the time and place of such meetings. Directors may attend Board meetings in person or by any other means of attendance permitted under the Commercial Code, PROVIDED, HOWEVER, that
(a) the Board shall meet at least once during each semi-annual fiscal period and
(b) written notice of all Board meetings shall be given not less than seven (7) calendar days in advance of each meeting (which seven (7) calendar day period may be shortened by written waiver of Directors or actual attendance by Directors, without objection, at a Board meeting). Board meetings shall be conducted in English or Japanese (with English interpretation if requested by INSWEB), and minutes of such meetings shall be prepared by the Company in Japanese and distributed to each Director promptly following each meeting. Proposals or reports brought before any Board meeting for information or action (including without limitation the Company's annual and semi-annual financial statements) shall be prepared in Japanese (with English translations, if requested by INSWEB). The cost of attending Board meetings shall be borne, for any Director, by the Party appointing the Director.

     4.5 BOARD QUORUM; RESOLUTIONS. A quorum shall be deemed to exist for purposes of Board actionsso long as at least three (3) Directors are present. Any action, determination or resolution of the Board shall require the affirmative vote of a majority of Directors present at a meeting at which a valid quorum pursuant to this Section 4.5 is present.

     4.6 INSWEB APPRAISAL RIGHTS. Notwithstanding any other provision of this Agreement, in addition to approval by the Board, INSWEB's prior written approval (either in the

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form of a written consent or in the form of INSWEB's Director(s) voting in favor of such action at a duly held Board meeting) shall be required for any of the actions described in attached EXHIBIT 4.6. In the event the actions identified in EXHIBIT 4.6 or any other corporate actions are required by the Commercial Code to be approved by the Company's shareholders, then authorization shall require an affirmative vote of each of the Parties in their capacities as shareholders of the Company.

     4.7 REPRESENTATIVE DIRECTOR. The Company's day-to-day operations will be managed by the President, who shall be the Representative Director of the Company in accordance with the Articles. The President shall be elected by the Board from among the Directors nominated by SOFTBANK pursuant to Section 4.2. SOFTBANK shall have the right, exercisablel in its sole discretion, to remove and replace the President at any time, effective upon the delivery of written notice to the Company, the President and INSWEB.

     4.8 CORPORATE AUDITORS. The Company shall have three (3) Corporate Auditors, each of whom shall be appointed by SOFTBANK (one (1) of whom shall serve on a full-time basis). A Corporate Auditor may be removed for cause in accordance with Applicable Law. SOFTBANK shall also have the right, exercisable in its sole discretion, to remove and replace any Corporate Auditor at any time, effective upon the delivery of written notice to the Company, the Corporate Auditor to be removed and INSWEB.

     4.9 SHAREHOLDERS' MEETINGS. Shareholders of the Company shall receive notice of each shareholders' meeting at least thirty (30) calendar days before the scheduled date of such meeting. The Company shall have at least one shareholders' meeting each calendar year. Such meeting will take place in Tokyo, Japan at such time and place as is determined by the Board. Meetings shall be conducted in Japanese (with English interpretation if requested by INSWEB), and minutes of such meetings shall be prepared by the Company in Japanese.

     4.10 ANNUAL PLAN.

          (a) The President shall prepare, and the Board shall approve, an Annual Plan with respect to each fiscal year of the Company no later than thirty
(30) days prior to the commencement of the fiscal year, PROVIDED, HOWEVER that the initial Annual Plan shall cover the period from the Establishment Date until the end of the first fiscal year in which the Launch Date is scheduled to occur and shall be prepared and approved promptly following the Effective Date. The Board shall cause the Company to conduct its operations in accordance with the Annual Plan, which shall be prepared in English and which shall set forth in reasonable detail the Company's financial performance goals, including, without limitation, with respect to revenues, operating expenses, profits, capital expenditures, return on net assets and return on equity for the period subject thereto.

          (b) At least thirty (30) days prior to the Board's approval of any Annual Plan, the Company shall forward a draft of the proposed Annual Plan to INSWEB for its review. INSWEB shall have the right, within twenty (20) days thereafter to identify, by written notice to the Company and each other Party, any portion of the proposed Annual Plan that it reasonably and in good faith believes (1) will involve activities outside the scope of the Business, (2) will

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require a material cash expenditure or a material commitment of personnel by
INSWEB (other than in accordance with an existing agreement between the Company and INSWEB), (3) will result in a fundamental difference between INSWEB's basic business model and the business model of the Company, or (4) would reasonably be expected to have a material adverse effect on INSWEB's business or operations in the United States. On providing any such notice, INSWEB will explain the basis for its belief in reasonable detail and Will thereafter meet with the Company to address its concerns, but pending an agreement with INSWEB the Board shall not approve, and the Company shall not implement, the portions of the Plan giving rise to INSWEB's concerns.

     4.11 FINANCIAL STATEMENTS AND ACCOUNTING RECORDS. Financial statements for the Company, including, without limitation, a balance sheet, income statement, statement of cash flows and statement of shareholders equity, shall be submitted by the Company to each of the Parties (a) within sixty (60) days after the end of the first six (6) months of each fiscal year for such six (6) month period, and (b) within ninety (90) days after the end of each fiscal year for such year. Each of the annual financial statements shall be audited and certified by an internationally. recognized accounting firm (which will act as an independent. auditor under the Special Exceptions Law) retained by the Company, selected by SOFTBANK and approved by INSWEB which approval shall not be unreasonably withheld. All financial statements shall be prepared in accordance with generally accepted accounting principles in Japan and in reasonable detail, and shall contain such financial data as SOFTBANK and INSWEB may deem necessary in order to keep the Parties advised of the Company's financial status (although semi-annual statements need not include footnotes and may be subject to year-end adjustments). If INSWEB proposes to effect an initial public offering or becomes subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, SOFTBANK shall thereafter cause the Company to provide INSWEB with such information as INSWEB may reasonably request for purposes of preparing and filing a registration statement with respect to such offering and complying with its periodic reporting. obligations under U.S. securities law; PROVIDED, HOWEVER, that INSWEB shall bear any costs incurred in connection with preparing such materials or reconciling the Company's financial statements with U.S. generally accepted accounting principles for such purposes.

     4.12 RIGHT OF INSPECTION. During the regular office hours of the Company, and upon reasonable notice to the Company, each Party that maintains at least a twenty-five percent (25%) Company Interest'shall have (a) full access to all properties, books of account and records of the Company, and (b) the right to make copies from such books and records at its own expense. Any information obtained by the Parties through exercise of.rights granted under this
Section 4.12 shall, to the extent constituting Confidential Information hereunder, be subject to the confidentiality provisions set forth in
Section 5.2.

     4.13 TRANSLATIONS. At the request of INSWEB, the Company shall prepare English translations of any minutes of any Board or shareholder meetings initially prepared in Japanese. Such translations shall be prepared by either the Company's own staff, or an outside translation service, at the Company's election and expense.

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5.   ADDITIONAL COVENANTS

     5.1  COOPERATION.  In accordance with the License Agreement, INSWEB shall
(i) provide the Company with a license, under its intellectual property rights to conduct the Business and (ii) make its personnel available to provide the Company with technical support. In accordance with the Consulting Services Agreement, SOFTBANK shall provide consulting services to the. Company regarding
(a) necessary Japanese regulatory. approvals required for the Business,
(b) strategic business opportunities relating to the Business and (c) the staffing, management and operation of the Company. Except for reimbursement of reasonable out-of-pocket expenses incurred in connection with the foregoing services, the Company shall not be required to pay any royalties or other fees under the License Agreement or the Consulting Services Agreement; PROVIDED, HOWEVER, that if the Company fails to complete its initial public offering prior to the fourth (4th) anniversary of the Effective Date, royalties shall be payable under the License Agreement and consulting fees shall be payable under the Consulting Services Agreement, in an equal amount, calculated as a percentage of the Company's gross revenues agreed upon by the Parties, such amounts to be payable quarterly from and after the fourth (4th) anniversary of the Effective Date.

     5.2  CONFIDENTIALITY.

          (a) The Parties recognize that, in connection with the performance of this Agreement, each Party (in such capacity, the "DISCLOSING PARTY") may disclose "Confidential Information" (as defined below) to the other Party (the "RECEIVING PARTY"). For purposes of this Agreement "CONFIDENTIAL INFORMATION" means (i) proprietary information (whether owned by the Disclosing Party or a third party to whom the Disclosing Party owes a non-disclosure obligation) regarding the Disclosing Party's business or (ii) information which is marked as confidential at the time of disclosure to the Receiving Party, or if in oral form, is identified as confidential at the time of oral disclosure and reduced to writing or other tangible (including electronic) form including A prominent confidentiality notice and delivered to the Receiving Party within (30) days of disclosure. "Confidential Information" shall NOT include information which:
(A) was known to the Receiving Party at the time of the disclosure by the Disclosing Party; (B) has become publicly known through no wrongful act of the Receiving Party; (C) has rightfully been received by the Receiving Party from a third party; or (D) has been independently developed by the Receiving Party.
The Receiving Party agrees (X) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this Agreement or any Transaction Document and (Y) not to disclose any such Confidential Information, except (1) to its employees (and in the case of SOFTBANK, employees of other members of the SOFTBANK Group) who are reasonably required to have the Confidential Information in connection herewith or with any of the other Transaction Documents, (2) to its agent, representatives, lawyers and other advisers that have a need to know such Confidential Information and
(3) pursuant to, and to the extent of, a request or order by a Governmental Authority, provided that the Receiving Party has first given the Disclosing Party written notice of such request or order. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, the Disclosing Party's Confidential Information.

          (b) Each Party acknowledges and agrees that (i) its obligations under this Section 5.2 are necessary and reasonable to protect the other Party and its business, (ii) any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and (iii) as a result, the other Party shall be entitled to obtain injunctive relief against the threatened breach of the provisions of this Section 5.2 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 5.2 are in addition to and in no way preclude any other remedies or actions that may be available at law or under this Agreement.

     5.3 CONFIDENTIALITY OF AGREEMENT; PUBLICITY. Each Party agrees that the terms and conditions of this Agreement and the Transaction Documents shall be treated as Confidential Information and that no reference thereto shall be made thereto without the prior written consent of the other Party (which consent shall not be unreasonably withheld) except (a) as required by Applicable Law including, without limitation, those of the U.S. Securities and Exchange Commission and Japanese Governmental Authorities, (b) to its accountants, banks, financing sources, lawyers and other professional advisors, provided that such parties undertake in writing (or are otherwise bound by rules of professional conduct) to keep such information strictly confidential, (c) in connection with the enforcement of this Agreement, (d) to a party to a merger, acquisition or proposed merger or acquisition involving such Party, provided that such Person shall have executed an agreement containing confidentiality terms and conditions no less restrictive than the confidentiality terms and conditions set forth herein, (e) to a potential Additional Party, provided that such Person shall have executed an agreement containing terms and conditions no less restrictive than the confidentiality terms and conditions set forth herein, or (f) pursuant to joint press releases prepared in good faith and agreed upon by the Parties. The Parties will consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements with respect to the transactions contemplated hereby.

     5.4 NONCOMPETITION. During the Term, neither Party shall directly or (other than through the Company) indirectly, offer an online insurance marketplace which (i) is targeted principally at Persons residing in Japan, or the Republic of South Korea, and (ii) is principally intended to permit consumers to receive online insurance quotes; PROVIDED, HOWEVER, that nothing in this Agreement or the other Transaction Documents shall be deemed to
(1) preclude or limit SOFTBANK or its Affiliates from holding any equity interest in, or doing business with, third parties who, currently or in the future, provide such services in Japan or elsewhere on an incidental basis,. as part of a general online service or (2) preclude or limit the services that may be provided through SOFTBANK's joint ventures with Yahoo!, OnSale, E*Trade, or Sonnet. In the event that this Agreement is terminated due to a Party's breach (including, without limitation, a breach by a Party under the License Agreement or the Consulting Agreement), the breaching Party's obligations pursuant to this
Section 5.4 shall remain in effect for a period of twenty-four (24) months following such termination.

     5.5 REGULATORY APPROVALS. SOFTBANK shall be primarily responsible for assisting the Company to obtain such approvals, consents and similar actions from Governmental Authorities in Japan, and INSWEB shall be primarily responsible for assisting the Company to obtain such approvals, consents and similar actions from Governmental Authorities in the United States, as may be necessary or appropriate in order to consummate the transactions contemplated under the Transaction Documents. Each Party shall provide such assistance as the other Party may reasonably request in connection with such consents and approvals.

     5.6 TRADEMARK REGISTRATION. SOFTBANK shall not register or attempt to register "INSWEB" or any other trademark, service mark or trade name of INSWEB (collectively, the "INSWEB Marks"), or any mark confusingly similar to any INSWEB Mark, and shall prevent the Company, other members of the SOFTBANK Group and any other transferee of SOFTBANK's Securities from doing so.

6.   WARRANTIES OF THE PARTIES

     6.1 WARRANTIES OF SOFTBANK. SOFTBANK hereby represents and warrants to INSWEB that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

          (a) ORGANIZATION. SOFTBANK is a corporation duly organized and validly existing under the laws of Japan, and has the corporate power and authority to enter into and perform this Agreement and the Consulting Services Agreement.

          (b) AUTHORIZATION. All corporate action on the part of SOFTBANK necessary for the authorization, execution and delivery of this Agreement and the Consulting Services Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement and the Consulting Services Agreement when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of SOFTBANK.

          (c) GOVERNMENT AND OTHER CONSENTS. Other than any licenses, permits, certifications or authorizations which may be required in connection with the Business, as to which SOFTBANK makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with SOFTBANK's execution, delivery and performance of this Agreement or the Consultant Services Agreements, or if any such consent is required, SOFTBANK has satisfied the applicable requirements.

          (d) EFFECT OF AGREEMENT. SOFTBANK's execution, delivery and performance of this Agreement and the Consulting Services Agreement will not
(i) violate the Articles of Incorporation of SOFTBANK or any provision of Applicable Law, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to SOFTBANK, (iii) have any effect on the compliance of SOFTBANK with any applicable licenses, permits or authorizations which would materially and. adversely affect SOFTBANK, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which SOFTBANK is a party and which would materially and adversely effect SOFTBANK, or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of SOFTBANK; PROVIDED, HOWEVER, that regulatory approval may be required in connection with conducting the Business and SOFTBANK makes no representation with respect to any such approvals.

          (e) LITIGATION. There are no actions, suits or proceedings pending or, to SOFTBANK's knowledge, threatened, against SOFTBANK before any Governmental Authority which question SOFTBANK's right to enter into or perform this Agreement or the Consulting Services Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

          (f) DISCLOSURE. No representation or warranty by SOFTBANK contained in this Agreement or in the Consulting Services Agreement, and no exhibit, writing or other instrument required to be furnished by SOFTBANK pursuant hereto contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements and information contained therein not misleading.

     6.2 WARRANTIES OF INSWEB. INSWEB hereby represents and warrants to SOFTBANK that, as of the Effective Date and as of the Closing Date, the following statements are and shall be true and correct:

          (a) ORGANIZATION. INSWEB is a corporation duly organized and validly existing under the laws of Delaware, and has the corporate power and authority to enter into and perform this Agreement, the Promissory Note and the License Agreement.

          (b) PERMITS; APPROVALS. INSWEB holds all licenses, permits, certifications and other authorizations, the absence of which would have a material adverse effect on INSWEB's financial condition or business, and there has been no default or violation under any such authorization and there is no proceeding or investigation that is pending or, to INSWEB's knowledge, threatened under which any such authorization may be revoked, terminated or suspended.

          (c) AUTHORIZATION. All corporate action on the part of INSWEB necessary for the authorization, execution and delivery of this Agreement, the Promissory Note and the License Agreement and for the performance of all of its obligations hereunder and thereunder has been taken, and this Agreement, the Promissory Note and the License Agreement, when fully executed and delivered, shall each constitute a valid, legally binding and enforceable obligation of INSWEB.

          (d) GOVERNMENT AND OTHER CONSENTS. Other than any licenses, permits or authorizations which may be required in connection with the Business, as to which INSWEB makes no representation, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Governmental Authority, or any other Person, is required in connection with INSWEB's execution, delivery and performance of this Agreement, the Promissory Note or the License Agreement, or if any such consent is required, INSWEB has satisfied any applicable requirements.

          (e) EFFECT OF AGREEMENT. INSWEB's execution, delivery and performance of this Agreement, the Promissory Note and the License Agreement will not (i) violate the Certificate of Incorporation of INSWEB or any provision of Applicable Law, (ii) violate any judgment, order, writ injunction or decree of any court applicable to INSWEB, (iii) have any effect on the compliance of INSWEB with any applicable licenses, permits or authorizations which would materially and adversely affect INSWEB, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with, any term of, or affect the. validity or enforceability of any agreement or other commitment to which INS WEB is a party and which would materially and adversely affect INSWEB, or (v) result in the creation of any lien, pledge, mortgage, claim charge or encumbrance upon any assets of INSWEB; PROVIDED, HOWEVER, that regulatory approvals may be required in connection with conducting the Business and INSWEB makes no representation with respect to any such approvals.

          (f) LITIGATION. There are no actions, suits or proceedings pendin or, to INSWEB's knowledge, threatened, against INSWEB before any Governmental Authority which question INSWEB's right to enter into or perform this Agreement, the Promissory Note or the License Agreement, or which question the validity of this Agreement or any of the other Transaction Documents.

          (g) DISCLOSURE. No representation or warranty by INSWEB contained in this Agreement, the Promissory Note or the License Agreement, and no exhibit, writing or other instrument required to be furnished pursuant hereto contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements and information contained therein not misleading.

7.   TERM AND TERMINATION

     7.1 TERM. This Agreement shall be effective as of the Effective Date, and shall continue in effect until terminated pursuant to Section 7.2 (the "TERM").

     7.2  TERMINATION.  This Agreement may be terminated as follows:

          (a)  Upon the mutual written agreement of SOFTBANK and INSWEB.

          (b) By either SOFTBANK or INSWEB, effective immediately upon written notice to the other Party, if the other Party breaches any material provision of this Agreement or of any of the other Transaction Documents (other than the Promissory Note), and such breach continues for a period of thirty (30) days after the delivery of, written notice of the default, describing the default in reasonable detail.

          (c) By either INSWEB or SOFTBANK, effective immediately upon written notice to the other Party and the Company in the event that the other Party is dissolved, liquidated or declared bankrupt or a voluntary or involuntary bankruptcy filing is made by such Party.

          (d) By SOFTBANK, effective immediately upon notice to INSWEB, upon the occurrence of an Event of Default under, and as defined in, the Promissory Note.

          (e) By SOFTBANK, effective immediately upon written notice to INSWEB, in the event that the Company has elected to terminate the License Agreement in accordance with its terms.

          (f) By INSWEB, effective immediately upon written notice to SOFTBANK, in the event that INSWEB has elected to terminate the License Agreement in accordance with its terms.

     7.3 EFFECT. Upon termination of this Agreement, the Parties shall negotiate in good faith a possible purchase by one Party of all outstanding Securities held by the other Party(ies) or the sale of the Company to a third party. In the event that, notwithstanding their good faith negotiations, the Parties are unable to agree upon one Party's purchase of the other Party(ies)'s Securities or the sale of the Company to a third party within thirty. (30) days of the notice of termination, the Parties shall cooperate to cause the Company to be liquidated as Promptly as practical in accordance with Applicable Law. The rights and obligations of the' Parties under Section 5.2, 5.3, 5.4 (to the extent provided the rein), this Section 7.3, and Section 7.4, 7.5 and 9 shall survive any termination of this Agreement.

     7.4 RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, each Party, at its own cost, shall promptly e to the Disclosing Party any and all documents and materials constituting or containing Confidential Information of the Disclosing Party which are in its possession or control, and all copies and extracts thereof, or at its option, shall destroy such documents, materials, copies and extracts and certify such destruction in writing to the Disclosing Party.

     7.5 CONTINUING LIABILITY. Termination of this Agreement for any reason shall not release any Party from any liability or obligation which has already accrued as of the effective date of such termination, and shall not constitute a waiver or release of, or otherwise be deemed to prejudice or adversely affect, any rights, remedies or claims, whether for damages or otherwise, which a Party may have hereunder, at law, equity or otherwise or which may arise out of or in connection with such termination.

8.   TRANSFER RESTRICTIONS

     8.1 GENERAL RESTRICTION. Subject to Section 3.5, 8.2, 8.3 and 8.4 each Party agrees to hold its Securities during the Term and, except as otherwise specifically provided in this Agreement or agreed to in writing by the other Party(ies), not to sell, after, assign, hypothecate or in any way alienate any of such Party's Securities or any right or interest therein except to an Affiliate of such Party; PROVIDED, HOWEVER, that notwithstanding the addition of any Additional Party, only the consent of SOFTBANK will be required for a proposed transfer by INSWEB and only the consent of INSWEB shall be required for a proposed transfer by SOFTBANK or another member of the SOFTBANK Group. In the case of any transfer permitted hereunder, the transferring Party shall deliver to each other Party (a) at least ten (10) Business Days prior to such transfer, a written notice stating its intention to transfer the Securities to be transferred, the name of the transferee, whether such transferee is an Affiliate, the number of Securities to be transferred, and the price and other material terms and conditions of the transfer, and (b) except as otherwise specifically provided herein, on or prior to the effective date of the transfer and in a form reasonably acceptable to each other Party and its counsel, the transferee's written acknowledgment of and agreement to be bound by, and to vote the transferred Securities at all times in accordance with, the terms of this Agreement. INSWEB acknowledges that SOFTBANK is in the process of fomiing SB Finance for the purpose among other things, of holding certain of its investments in internet-related business ventures. INSWEB agrees that upon the formation and qualification of SB Finance, SOFTBANK may transfer its Securities to SB Finance, provided that
(1) SOFTBANK notifies, INSWEB of the proposed transfer and (2) SB Finance agrees in writing to be bound by the terms hereof.

     8.2  TRANSFERS TO PARTY EMPLOYEES.  Notwithstanding the provisions of
Section 8.1, each Party shall, upon. written notice to the company and the other Party, have the right to transfer to such Party's employees (and, in the case of SOFTBANK, to any SOFTBANK Group member's employees), such number of its Securities as it may elect from time to time; provided that such transferring Party shall have entered into an agreement, in form acceptable to each other Party, with each such employee pursuant to which such Party will reacquire such Securities from any such employee upon the termination of such employee's employment. Any such transfers shall not affect the transferring Party's Company Interest for purposes of Section 4.2 for so long as the employees own such Securities and remain employees.

     8.3 TRANSFERS TO SUCCESSORS. Notwithstanding the provisions of Section 8.1, each Party shall, upon written notice to the Company and each other Party, have the right to transfer all of such Party's Securities to its successor in connection with sale or transfer of all or substantially all of its business pursuant to a merger, consolidation, sale of assets or otherwise, provided, that such Person is not engaged, directly or indirectly, in activities competitive with the Business or the business of the non-transferring Party.

     8.4 INITIAL PUBLIC OFFERING. The foregoing restrictions shall cease to be of any further force or effect upon the closing date of an initial public offering of Securities.

9.   GENERAL PROVISIONS

     9.1 GOVERNING LAW; DISPUTE RESOLUTION. The validity, construction and enforceability of this Agreement shall be governed by and construed in accordance with the laws of Japan. All disputes between the Parties arising out of this Agreement shall be settled by the Parties amicably through good faith discussions upon the written request of either Party. In the event that any such dispute cannot be resolved thereby within a period of sixty (60) days after such notice has been given, such dispute shall be finally settled by arbitration in Tokyo, Japan, using the English language, and in accordance with the rules then in effect of the Japan Commercial Arbitration Association. The arbitrator(s) shall have the authority to grant specific performance, and to allocate between the Parties the costs of arbitration in such equitable manner as the arbitrator(s) may determine. The prevailing Party in the arbitration shall be entitled to receive reimbursement of its reasonable expenses incurred in connection therewith. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement as the case may be. Notwithstanding the foregoing, either Party shall have the right to institute a legal action in a court of proper jurisdiction for injunctive relief and/or a decree for specific performance pending final settlement by arbitration.

     9.2 NOTICES AND OTHER COMMUNICATIONS. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and in English and shall be provided by one or more of the following means and shall be deemed to have been duly given
(a) if delivered personally, when received, (b) if transmitted by facsimile originating in Japan, on the date of transmission with receipt of a transmittal confirmation, (c) if transmitted by facsimile originating in the United States, on the first (1st) Business Day following receipt of a transmittal confirmation, or (d) if by international courier service, on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confmned in writing to the sender by such courier service. All such notices, requests, demands and other conununications shall be addressed as follows:

     If to SOFTBANK:

          SOFTBANK CORP.
          24-1 Nihonbashi-Hakozakicho
          Chuo-ku, Tokyo 103-8501, Japan
          Attention:     Mr. Yoshitaka Kitao
                         Hitoshi Hasegawa, Esq.
          Telephone:     81-3-5642-8376
          Facsimile:     81-3-5641-3402

     with a copy (which shall not constitute notice) to:

          Morrison & Foerster LLP
          AIG Building, 7th Floor
          1-1-3 Marunouchi,
          Chiyoda-ku, Tokyo 100-0005, Japan
          Attention:     Ken A. Siegel, Esq.
          Telephone:     81-3-3214-6522
          Facsimile:     81-3-3214-6512

     If to INSWEB:

          INSWEB Corporation
          901 Marshall Street
          Redwood City, CA 94063 U.S.A.
          Attention:     Mr. Hussein A. Enan
                         Marian C. Taylor, Esq.
          Telephone:     1-650-817-0110
          Facsimile:     1-650-817-0351

     with a copy (which shall not constitute notice) to:

          Gray Cary Ware & Freidenrich LLP
          400 Hamilton Avenue
          Palo Alto, CA 94301 U.S.A.
          Attention:     Dennis C. Sullivan, Esq.
          Telephone:     1-650-833-2243
          Facsimile:     1-650-327-3699

or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this Section 9.2.

     9.3 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

     9.4 SEVERABILITY. If any provision in this Agreement shall be found or be held to be invalid or unenforceable (including, without limitation, as a result of objections by the Japanese Fair Trade Commission) then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use their best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties' intent in entering into this Agreement.

     9.5 REFERENCES; SUBJECT HEADINGS. Unless otherwise indicated, references to Sections and Exhibits herein are to Sections of, and Exhibits to, this Agreement. The subject headings of the Sections of this Agreement are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provisions.

     9.6 FURTHER ASSURANCES. The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

     9.7 EXPENSES. Each of the Parties will bear its own costs and expenses, including, without limitation, fees and expenses of legal counsel, accountants, brokers, consultants and other representatives used or hired in connection with the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. All such expenses incurred by the Company shall be borne by the Company to the maximum extent permitted by Applicable Law including, without limitation, expenses relating to the formation of the Company, any transfer taxes for transfer of the Company stock to the Parties, registration charges, taxes, fees and expenses relating to required governmental or regulatory approvals, notary fees and legal fees and expenses. All expenses incurred by SOFTBANK in connection with the transfer of Securities to other members of the SOFTBANK Group shall be borne by SOFTBANK. INSWEB shall reimburse SOFTBANK for one-half of the costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel) incurred by SOFTBANK in connection with the transfer of Securities by SOFTBANK to any Additional Party pursuant to Section 3.5.

     9.8 NO WAIVER. No waiver of any term or condition of this Agreement shall be valid or binding on a Party unless the same shall have been set forth in a written document, specifically referring to this Agreement and duly signed by the waiving Party. The failure of a Party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time performance by one or both of the other Parties of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

     9.9 ENTIRE AGREEMENT; AMENDMENTS. The terms and conditions contained in this Agreement (including the Exhibits hereto) and the Transaction Documents constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter hereof. No agreement or understanding amending this Agreement shall be binding upon any Party unless set forth in a written document which expressly refers to this Agreement and which is signed and delivered b duly authorized representatives of each Party.

     9.10 ASSIGNMENT. Neither Party shall assign this Agreement (a) without the other Party's prior written consent, and (b) only in such case if the assignee agrees to be bound by the terms hereof, PROVIDED, HOWEVER, that the assigning Party shall remain liable for the assignee's performance of its obligations hereunder. A merger or consolidation, or a similar transaction resulting in a change of control of a Party shall be deemed to be an assignment. Notwithstanding the foregoing, (i) SOFTBANK may assign all of its rights and obligations hereunder to SB Finance in connection with a transfer of its Securities to SB Finance in accordance with Section 8.1 and (ii) any Party may assign all of its rights and obligations hereunder to its successor in connection with a transfer of its Securities in accordance with Section 8.3. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective permitted successors and assigns.

     9.11 NO AGENCY. The Parties are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute any Party the agent of any other Party for any purpose or in any sense whatsoever.

     9.12 NO BENEFICIARIES. Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties and their Affiliates who hold Securities (and, in the case of SOFTBANK, any other member of the SOFTBANK Group), and their respective permitted successors and assigns, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

     9.13 EFFECTIVE DATE OF TRANSACTION DOCUMENTS. The Transaction Documents other than this Agreement shall become effective concurrently with consummation, on the Closing Date, of the transactions described in Section 3.2.

     9.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same in instrument.

     IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement as of the Effective Date.

 SOFTBANK CORP.                         INSWEB CORPORATION


 /s/ Yoshitaka Kitao                     /s/ Hussein A. Enan
 --------------------------------         --------------------------------
 Yoshitaka Kitao                         Hussein A. Enan
 Executive Vice President and CFO        Chairman and Chief Executive Offiver